Exhibit 1


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                               CARBO CERAMICS INC.

                                       AND

                          MELLON INVESTOR SERVICES LLC,


                                  Rights Agent


                                -----------------


                                Rights Agreement


                          Dated as of February 13, 2002




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


                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

 1.  Certain Definitions.....................................................1

 2.  Appointment of Rights Agent.............................................5

 3.  Issue of Right Certificate..............................................5

 4.  Form of Right Certificates..............................................7

 5.  Countersignature and Registration.......................................7

 6. Transfer, Split Up, Combination and Exchange of Right
    Certificates; Mutilated, Destroyed, Lost or
    Stolen Right Certificates................................................8

 7.  Exercise of Rights; Purchase Price; Expiration Date of Rights...........8

 8.  Cancellation and Destruction of Right Certificates.....................10

 9.  Reservation and Availability of Capital Stock..........................10

10.  Preferred Share Record Date............................................11

11.  Adjustment of Purchase Price; Number of Shares or Number of Rights.....12

12.  Certification of Adjusted Purchase Price or Number of Shares...........19

13.  Consolidation, Merger or Sale or Transfer of Assets or Earning Power...20

14.  Fractional Rights and Fractional Shares................................23

15.  Rights of Action.......................................................24

16.  Agreement of Right Holders.............................................24

17.  Right Certificate Holder Not Deemed a Stockholder......................25

18.  Concerning the Rights Agent............................................25

19.  Merger or Consolidation or Change of Name of Rights Agent..............26

20.  Duties of Rights Agent.................................................26

21.  Change of Rights Agent.................................................29

22.  Issuance of New Right Certificates.....................................29

23.  Redemption.............................................................30

24.  Exchange...............................................................31

25.  Notice of Certain Events...............................................31

26.  Notices................................................................32

27.  Supplements and Amendments.............................................33

28.  Successors.............................................................34

29.  Benefits of this Agreement.............................................34

30.  Severability...........................................................34

31.  Determinations and Actions by the Board of Directors, etc..............34

32.  Governing Law..........................................................35

33.  Counterparts...........................................................35

34.  Descriptive Headings...................................................35

Exhibit A.........Form of Certificate of Designations
Exhibit B.........Form of Right Certificate
Exhibit C.........Summary of Rights

                               RIGHTS AGREEMENT

          This Rights Agreement (this "Agreement" or "Rights Agreement"), dated as of February 13, 2002, between Carbo Ceramics Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent").

                              W I T N E S S E T H:

          WHEREAS, on February 13, 2002 (the "Declaration Date"), the Board of Directors of the Company authorized and declared a dividend of one right (a "Right") for each outstanding share of Common Stock (as hereinafter defined) of the Company outstanding at the Close of Business on February 25, 2002 (the "Record Date"), and authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and the earlier of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one ten-thousandth (1/10,000) of a Preferred Share (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

          (a) "Acquiring Person" shall mean (i) any Person (as hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall, subsequent to the Declaration Date, become the Beneficial Owner (as hereinafter defined) of 15% or more of the shares of Common Stock then outstanding (other than as a result of an Approved Offer (as hereinafter defined)), or (ii) any Person who or which, together with all Affiliates and Associates of such Person, was on the Declaration Date the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, if, subsequent to the Declaration Date, such Person, together with all Affiliates and Associates of such Person, shall increase its Beneficial Ownership of shares of Common Stock by an additional 1% or more of the shares of Common Stock then outstanding; provided, however, that (w) "Acquiring Person" shall not include any Person, together with its Affiliates and Associates, who becomes the Beneficial Owner of 15% or more (in the case of clause (i) above) or an additional 1% or more (in the case of clause (ii) above) of the shares of Common Stock then outstanding solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or Associates) the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock; (x) "Acquiring Person" shall not include any Person, together with its Affiliates and Associates, who becomes the Beneficial Owner of 15% or more (in the case of clause (i) above) or an additional 1% or more (in the case of clause
(ii) above) of the outstanding shares of Common Stock but who acquired beneficial ownership of shares of Common Stock inadvertently (including, without limitation, because (i) such Person was unaware that it Beneficially Owned 15% or more of the Common Stock or (ii) such Person was aware of the extent of such Beneficial Ownership but such Person acquired Beneficial Ownership of such shares of Common Stock without any plan or intention to change or influence the control of the Company), and such Person promptly (and in any event within ten Business Days after being so requested by the Company) enters into an irrevocable commitment satisfactory to the Company's Board of Directors promptly (and in any event within twenty Business Days or such shorter period as shall be determined by the Company's Board of Directors) to divest, and thereafter promptly divests as required by such commitment, sufficient shares of Common Stock so that such Person (together with all of its Affiliates and Associates) ceases to be a Beneficial Owner of 15% or more of shares of Common Stock; (y) "Acquiring Person" shall not include the Company, any wholly owned Subsidiary (as hereinafter defined) of the Company, any employee benefit plan of the Company or of any of its wholly owned Subsidiaries, or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned Subsidiaries for or pursuant to the terms of any such plan; and (z) "Acquiring Person" shall not include William C. Morris or any Affiliate or Associate of William C. Morris, or any Person who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock upon the death of William C. Morris by will or the laws of descent and distribution.

          (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date hereof.

          (c) "Approved Offer" shall mean a tender or exchange offer for all outstanding shares of Common Stock that is at a price and on terms approved, prior to the acceptance for payment of shares under such tender or exchange offer, by the Board of Directors of the Company.

          (d) "Associate" shall include (x) any Person included in the definition of "Associate" in Rule 12b-2 under the Exchange Act, as in effect on the date of this Rights Agreement, and (y) any Affiliate of any such Person.

          (e) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own," any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (as determined pursuant to Rule 13d-3 or Rule 13d-5 under the Exchange Act as in effect on the date of this Agreement);

          (ii) which such Person or any of such Person's Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the satisfaction of one or more conditions or both) pursuant to any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether in writing or not), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights described herein), warrants or options, or otherwise; (provided, however, that a Person shall not be deemed to be the Beneficial
     Owner of, or to beneficially own, any security solely because such security has been tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered security is accepted for payment or exchange); or (B) the right to vote or dispose of, or to direct the vote or disposition of, alone or in concert with others, pursuant to any agreement, arrangement or understanding (whether in writing or not); provided, however, that a Person shall not be deemed pursuant to this clause (ii)(B) to be the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote, or direct the vote of, such security (1) arises solely from a revocable proxy or consent given to such Person or any such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act; or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in clause (ii)(B) of this paragraph (e)) or disposing of any securities of the Company.

If a Person shall be deemed to be the Beneficial Owner of any securities which are not outstanding, such securities shall be deemed to be outstanding for purposes of determining the percentage of Common Stock beneficially owned by such Person but all other securities (including securities of the same class) not actually outstanding shall not be deemed outstanding for such purposes.

          (f) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Texas, or the state in which the Rights Agent is located are authorized or obligated by law or executive order to close.

          (g) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

          (h) "Common Stock" shall mean the common stock, par value $.01 per share, of the Company (as it may be constituted from time to time during the term of this Agreement), except that "Common Stock" when used with reference to any Person other than the Company (or, in the case of a transaction referred to in Section 13 hereof, if the Company is the successor to the other Person referred to in clause (a), (b) or (c) of Section 13, or is the surviving corporation, when thereafter used with reference to the Company) shall mean the capital stock (or, in the case of a partnership or other unincorporated entity, the equivalent equity interest) with the greatest voting power of such Person, together with all rights and benefits (however denominated or constituted) relating to such capital stock (including, without limitation, any rights or warrants to acquire additional shares of such capital stock or other securities or assets, or to participate in any trust for the benefit of holders of such shares, or to share in the benefits of any agreements or other arrangements for the benefit of such holders), whether or not such rights are yet exercisable, and together with any other securities which are represented by the certificates for such shares or are transferred in connection with transfers of such shares

          (i) "Person" shall mean any individual, firm, corporation, limited liability company, association, trust, partnership or any other entity or organization.

          (j) "Preferred Shares" shall mean shares of Series A Preferred Stock, par value $0.01 per share, of the Company having the rights, preferences and limitations set forth in the form of Certificate of Designations attached to this Agreement as Exhibit A and, to the extent there are not a sufficient number of shares of Series A Preferred Stock authorized to permit the full exercise of the then outstanding Rights, any other series of preferred stock of the Company designated for such purpose by the Board of Directors of the Company containing terms substantially similar to the terms of the Series A Preferred Stock.

          (k) "Stock Acquisition Date" shall mean the time and day of the first public announcement (which for purposes of this definition shall include, without limitation, the filing of a report pursuant to the Exchange Act) by the Company or an Acquiring Person containing information indicating that an Acquiring Person has become such. For purposes hereof, in the event that it is publicly announced that any Person has acquired beneficial ownership of sufficient shares of Common Stock to cause such Person to become an Acquiring Person under clause (i) or clause (ii) of the definition of Acquiring Person, such Person shall not be deemed an Acquiring Person for up to ten Business Days (or such shorter period as shall be determined by the Board of Directors) if such Person advises the Company that it acquired beneficial ownership inadvertently (within the meaning of clause (x) of the proviso to the definition of an Acquiring Person) and the Board of Directors is continuing to determine whether such Person qualifies for the exclusion contained in such clause (x).

          (l) "Subsidiary" shall mean, with respect to any Person, any corporation or other entity as to which such Person beneficially owns sufficient voting securities (or other ownership interests having ordinary voting power sufficient, in the absence of contingencies) to elect at least a majority of its directors (or individuals performing similar functions).

          (m) The terms set forth below are defined in the Sections indicated below:


                  Term                                  Section
                  ----                                  -------
                  Act                                   3(a)
                  Common Stock Equivalent               11(a)(iv)(B)
                  current market price                  11(d)(i)
                  Current Value                         11(a)(iv)(A)
                  Declaration Date                      Recitals
                  Distribution Date                     3(a)
                  equivalent preferred shares           11(b)
                  Exchange Act                          l(b)
                  Expiration Date                       7(a)
                  Final Expiration Date                 7(a)
                  NASDAQ                                11(d)(i)
                  Purchase Price                        7(b)
                  Record Date                           Recitals
                  Redemption Price                      23(a)
                  Right                                 Recitals
                  Right Certificate                     3(a)
                  Rights Agent                          Recitals
                  Security                              11(d)(i)
                  Spread                                11(a)(iv)(A)
                  Substitution Period                   11(a)(iv)
                  Summary of Rights                     3(b)
                  Trading Day                           11(d)(i)

          Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. In the event that the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

          Section 3. Issue of Right Certificate. (a) Until the Close of Business on the earlier of (i) the tenth Business Day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the day of the first public announcement by the Company or an Acquiring Person of facts establishing that the Stock Acquisition Date has occurred (including any such date which is after the Declaration Date even if prior to the Record Date), (ii) the tenth Business Day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intent of any Person (other than (A) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any of its wholly owned Subsidiaries or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned Subsidiaries for or pursuant to the terms of any such plan or (B) William C. Morris or any Affiliate or Associate of William C. Morris, or any Person who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock upon the death of William C. Morris by will or the laws of descent and distribution) to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer the consummation of which would result in any Person acquiring (when added to any equity securities as to which such Person is the Beneficial Owner immediately prior to such commencement) Beneficial Ownership of 15% or more of the issued and outstanding shares of Common Stock, and (iii) the tenth Business Day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the filing by any Person (other than (A) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any of its wholly owned Subsidiaries or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned Subsidiaries for or pursuant to the terms of any such plan or (B) William C. Morris or any Affiliate or Associate of William
C. Morris, or any Person who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock upon the death of William C. Morris by will or the laws of descent and distribution) of a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to a contemplated exchange offer to acquire (when added to any equity securities as to which such Person is the Beneficial Owner immediately prior to such filing) beneficial ownership of 15% or more of the issued and outstanding shares of Common Stock (the earliest of the dates referred to in clauses (i), (ii) and (iii) above being herein referred to as the "Distribution Date"), (y) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall also be deemed (other than for purposes of this Section 3 and any provision of the Agreement referring to the issuance of Rights Certificates) to be Right Certificates (as such term is hereinafter defined)) and not by separate Right Certificates, and (z) the Rights (and the right to receive Right Certificates) will be transferable only simultaneously and together with the transfer of the underlying shares of Common Stock. As soon as practicable after the Distribution Date, subject to Section 11(a)(iii) hereof, the Company shall prepare and execute and the Rights Agent will countersign, and the Company will send or cause to be sent, by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a right certificate, substantially in the form of Exhibit B hereto (a "Right Certificate"), evidencing one Right for each share of Common Stock so held, subject to adjustment as herein provided. As of and after the Close of Business on the Distribution Date, the Rights will be evidenced solely by such Right Certificates and may be transferred only by the transfer of the Right Certificates as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock.

          (b) Promptly after the Record Date, the Company will mail a copy of the Summary of Rights in the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, as shown by the records of the Company, at the address of such holder shown on such records. With respect to certificates for Common Stock outstanding as of the Close of Business on the Record Date or issued prior to the Distribution Date, until the Distribution Date, the Rights will be evidenced solely by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any certificate for Common Stock outstanding as of the Close of Business on the Record Date shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby.

          (c) The Company will mail to any record holder of a Right (including, prior to the Distribution Date, a record holder of shares of Common Stock) a copy of this Rights Agreement, without charge, within ten Business Days after receipt of a written request therefor.

          (d) All certificates for shares of Common Stock issued, or which become outstanding after the date of this Agreement but prior to the earlier of the Distribution Date and the Expiration Date, shall have impressed on, printed on, written on or otherwise affixed to them substantially the following legend:

          This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Carbo Ceramics Inc. and Mellon Investor Services LLC, as Rights Agent, dated as of February 13, 2002, as it may from time to time be supplemented or amended pursuant to its terms (the "Rights Agreement"), the terms of which are hereby incorporated by reference and a copy of which is on file at the principal executive offices of Carbo Ceramics Inc. Under certain circumstances as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Carbo Ceramics Inc. will mail to the registered holder of this certificate a copy of the Rights Agreement without charge within ten business days after receipt of a written request therefor. Under certain circumstances provided for in the Rights Agreement, Rights issued to or beneficially owned by any Person who is an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or any subsequent holder of such Rights shall become null and void.

          Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate, which do not affect the rights, duties or responsibilities of the Rights Agent, and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one ten-thousandths of a Preferred Share as shall be set forth therein at the Purchase Price (as hereinafter defined), but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          Section 5. Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed or attested any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered with the same force and effect as though the person who signed or attested such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed or attested on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign or attest such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

          (b) Following the Distribution Date and receipt by the Rights Agent of all relevant information, the Rights Agent will keep or cause to be kept, at its office designated by it for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the name(s) and address(es) of the holder(s) of each Right Certificate, the number of Rights evidenced on its face by each Right Certificate, the certificate number of each Right Certificate and the date of each Right Certificate.

          Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) ___ Subject to the provisions of Sections 11(a)(iii) and 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one ten-thousandths of a Preferred Share (or other securities, cash and/or assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate unless and until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side thereof and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner or Associates and Affiliates of the foregoing) as the Company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment by the holder of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall have no duty or obligation under this Section 6 unless and until it is satisfied that all such taxes and/or charges have been paid in full.

          (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of an indemnity or security satisfactory to the Company and the Rights Agent, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

          Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) Subject to Sections 11(a)(iii) and (iv), the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase shares and certificate on the reverse side thereof duly executed, to the Rights Agent at its office designated by it for such purpose, together with payment of the Purchase Price for each one ten-thousandth of a Preferred Share (or other securities, cash and/or assets, as the case may be) as to which the Rights are exercised, at or prior to the earlier of (i) the Close of Business on February 13, 2012 (the "Final Expiration Date"), (ii) the date and time at which the Rights are redeemed as provided in
Section 23 hereof, (iii) the date and time at which the Rights are exchanged as provided in Section 24 hereof or (iv) the time at which the Rights expire pursuant to Section 13(d) (such earliest date and time being referred to herein as the "Expiration Date").

          (b) The purchase price (the "Purchase Price") for each one ten-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be $200, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other securities, cash and/or assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preferred Shares to be purchased and the Company hereby irrevocably authorizes such transfer agent to comply with all such requests or (B) if the Company has elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder into a depository, requisition from the depositary agent depositary receipts representing such number of one ten-thousandths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) deliver any such cash, promptly after its receipt, to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or property are available for distribution by the Rights Agent, if and when necessary to comply with the Agreement. Notwithstanding the foregoing provisions of this Section 7(c), the Company may suspend (with prompt notice thereof to the Rights Agent) the issuance of Preferred Shares or shares of Common Stock or other securities upon exercise of a Right for a reasonable period, not in excess of 90 days, during which the Company seeks to register under the Securities Act of 1933, as amended, and any applicable securities law of any other jurisdiction, the Preferred Shares or shares of Common Stock or such other securities to be issued pursuant to the Rights.

          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Sections 7(e), 11(a)(iii) and 14 hereof.

          (e) Notwithstanding any other provision of this Agreement, neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to a registered holder of any Right Certificate upon the occurrence of any purported transfer or exercise as set forth in this Section 7 unless and until the registered holder shall have completed and signed the certificate contained in the form of election to purchase shares set forth on the reverse side thereof and shall have provided such additional evidence of the identity of the Beneficial Owner and former Beneficial Owner (and Associates and Affiliates of the foregoing) as the Company or the Rights Agent shall reasonably request.

          Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificate shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

          Section 9. Reservation and Availability of Capital Stock. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares or other securities or any Preferred Shares or other securities held in its treasury, the number of Preferred Shares or other securities that, as provided in this Agreement (including Section 11(a)(iv) hereof), will be sufficient to permit the exercise in full of all outstanding Rights.

          (b) The Company covenants and agrees that it will take all such action as may be necessary to insure that all Preferred Shares and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

          (c) The Company covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares and/or other securities, as the case may be, upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Right Certificates or the issuance or delivery of certificates or depositary receipts for Preferred Shares and/or other securities, as the case may be, in a name other than that of the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates or depositary receipts for Preferred Shares and/or other securities, as the case may be, upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

          (d) So long as the Preferred Shares (and/or other securities) issuable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          (e) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after occurrence of the Stock Acquisition Date as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iv) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act with respect to the securities purchasable upon exercise of the Rights on an appropriate form,
(ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the expiration of the Rights. The Company will also take such action as may be appropriate to ensure compliance with the securities or "blue sky" laws of the various states. The Company may temporarily suspend, in accordance with applicable law, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(e), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall promptly notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

          Section 10. Preferred Share Record Date. Each person in whose name any certificate or depositary receipt for Preferred Shares and/or other securities, as the case may be, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares and/or other securities, as the case may be, represented thereby on, and such certificate or depositary receipt shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate or depositary receipt shall be dated, the next succeeding Business Day on which the transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Shares or other securities of the Company for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

          Section 11. Adjustment of Purchase Price; Number of Shares or Number of Rights. The Purchase Price, the number and kind of securities, or fractions thereof, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare or pay a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide or split the outstanding Preferred Shares, (C) combine or consolidate the outstanding Preferred Shares into a smaller number of Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation or reclassification, and the number and kind of shares of capital stock issuable upon exercise of a Right on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

          (ii) In the event that a Stock Acquisition Date occurs, proper provision shall be made so that each holder of a Right (except as otherwise provided in clause (iii) below) thereafter shall have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares, such number of shares of Common Stock of the Company as shall equal the result obtained by
     (x) multiplying the then current Purchase Price by the then number of one ten-thousandths of a Preferred Share for which a Right is then exercisable and (y) dividing that product by 50% of the current market price per share of the Common Stock (determined pursuant to Section 11(d) hereof) on the Stock Acquisition Date, and, at the time such provision is made the Company shall cause to be reserved out of its authorized but unissued (or treasury) shares of Common Stock, the lesser of (m) the number of shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights (other than those referred to in clause (iii) below) and
     (n) the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights.

          (iii) Notwithstanding any provision of this Agreement, from and after the Stock Acquisition Date, any Rights beneficially owned by (p) an Acquiring Person or any Associate or Affiliate thereof, (q) a transferee of an Acquiring Person (or Associate or Affiliate thereof) who becomes the transferee of such Rights concurrently with such Acquiring Person becoming such or at any time thereafter, (r) a transferee of an Acquiring Person (or Associate or Affiliate thereof) who becomes a transferee prior to the Acquiring Person becoming such and receives such Rights pursuant to either
     (A) a transfer (whether or not for consideration) by the Acquiring Person to holders of its stock or other equity or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding, whether or not in writing, regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding, whether or not in writing, which has as a primary purpose or effect the avoidance of this
     Section 11(a)(iii), or (s) a subsequent transferee of any of the foregoing, shall become null and void, and any existing or subsequent holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 11(a)(iii) or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the provisions of this Section 11(a)(iii) or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the provisions of this
     Section 11(a)(iii) shall be canceled; provided, that if any Right Certificate that should not have been issued, or should have been cancelled, pursuant to this sentence is issued or is not cancelled, it shall nevertheless be void as provided above in this Section 11(a)(iii). The Company shall use all reasonable efforts to insure that the provisions of this Section 11(a)(iii) are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of the failure to make any determination with respect to an Acquiring Person or its Affiliates, Associates or to transferees of the foregoing.

          (iv) In the event that the number of shares of Common Stock which are authorized by the Company's certificate of incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing clause (ii) of this Section 11(a), the Company shall:

               (A) determine the excess of (1) the value (the "Current Value") of the shares of Common Stock issuable upon the exercise of a Right pursuant to the foregoing clause (ii) of this Section 11(a) (assuming that there were a sufficient number of authorized but unissued shares to permit exercise in full of all outstanding Rights for Common Stock) over (2) the then current Purchase Price (such excess being referred to herein as the "Spread"), and

               (B) with respect to each Right, to the extent permitted by applicable law and any contractual restrictions binding on the Company, make adequate provision to substitute for such shares of Common Stock issuable upon exercise of a Right pursuant to the foregoing clause (ii) of this Section 11(a), upon payment of the Purchase Price, (1) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has deemed to have the same value as shares of Common Stock (such shares of preferred stock being referred to herein as "Common Stock Equivalents")), (2) debt securities of the Company, (3) cash, (4) other assets, or (5) any combination of the foregoing (provided, that in making any such provision, Rights shall, to the fullest extent feasible in view of the number of shares of authorized Common Stock not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, be exercisable for Common Stock), in each case having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board of Directors of the Company based upon the advice of a nationally recognized investment banking firm selected by the Board of Directors of the Company;

provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Stock Acquisition Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. Notwithstanding the immediately preceding sentence, if the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not to more than ninety (90) days after the Stock Acquisition Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iv), the Company (x) shall provide, subject to the foregoing clause (iii) of this Section 11(a), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall promptly notify the Rights Agent thereof and issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt notice thereof to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this
Section 11(a)(iv), the terms of any Common Stock Equivalent shall be determined so that such Common Stock Equivalent shall have the same value as the Common Stock on the Stock Acquisition Date.

          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Shares (or shares having the same rights, privileges, and preferences as the Preferred Shares ("equivalent preferred shares")) or securities convertible into Preferred Shares or equivalent preferred shares at a price per Preferred Share or equivalent preferred share (or having a conversion price per share, if a security convertible into Preferred Shares or equivalent preferred shares) less than the current market price per Preferred Share (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or equivalent preferred shares to be so offered (and/or the aggregate initial conversion price of the convertible securities to be so offered) would purchase at such current market price and of which the denominator shall be the number of Preferred Shares and equivalent preferred shares outstanding on such record date plus the number of additional Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Shares owned by or held for the account of the Company or any of its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) In case the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular periodic cash dividend or a dividend payable in Preferred Shares) or subscription rights or warrants (excluding those referred to in
Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Preferred Share (as defined in Section 11(d) hereof) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Share and of which the denominator shall be such current market price per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (d) (i) For the purpose of any computation hereunder, the "current market price" for any security (a "Security" for purposes of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current market price per share of the Security is determined during a period following the announcement by the issuer of such Security of a dividend or distribution on such Security payable in shares of such Security or securities convertible into (or exercisable or exchangeable for) shares of such Security, or any subdivision, split, combination, consolidation or reclassification of such Security, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution or the record date for such subdivision, split, combination, consolidation or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect ex-dividend or ex-distribution trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of the Security are listed or admitted to trading or, if the shares of the Security are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or any successor ("NASDAQ") or such other system then in use, or, if on any such date the shares of the Security are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. If on such date no such market maker is making a market in the Security, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used, such determination to be described in a statement filed with the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of the Security are listed or admitted to trading is open for the transaction of business or, if the shares of the Security are not listed or admitted to trading on any national securities exchange, but are quoted on NASDAQ, a day on which NASDAQ is in operation or if the shares of the Security are neither listed nor admitted to trading on any national securities exchange nor quoted on NASDAQ, a Business Day.

          (ii) For the purpose of any computation hereunder, the "current market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i), except that if the Preferred Shares are not publicly traded, the "current market price" of the Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Stock as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by ten thousand. If neither the Common Stock nor the Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (e) Notwithstanding anything herein to the contrary, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-millionth of a Preferred Share. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment and (ii) the date of the expiration of the right to exercise any Rights.

          (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any securities other than Preferred Shares, thereafter the number or amount of such other securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the securities contained in Sections 11(a), (b), (c), (g), (h), (j) and (k), and the provisions of Sections 7, 9, 10, 13 and 14 of this Agreement with respect to the Preferred Shares shall apply on like terms to any such other securities.

          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one ten-thousandths of a Preferred Share purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its election as provided in Section 11(i) of this Agreement, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c) of this Agreement, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one ten-thousandths of a Preferred Share (calculated to the nearest one ten-millionth of a Preferred Share) obtained by
(i) multiplying (x) the number of one ten-thousandths of a Preferred Share covered by a Right immediately prior to such adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights held by each holder of Rights, in substitution for any adjustment in the number of one ten-thousandths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one ten-thousandths of a Preferred Share for which it was exercisable immediately prior to such adjustment. Each holder of a Right held of record prior to such adjustment of the number of Rights shall become the holder of that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement and promptly notify the Rights Agent of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made, and information as to the manner in which such adjustment is to be effected. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have not been issued, in the case of a stock split, stock dividend or similar event, such adjustment in the number of Rights held by each existing holder of Rights shall be effected (unless the Board of Directors otherwise elects), by allocating the adjusted number of Rights proportionately among all shares held by such holder immediately after such stock split, stock dividend or other event. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date, Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one ten-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per one ten-thousandth of a Preferred Share and the number of one ten-thousandths of a Preferred Share which were expressed in the initial Right Certificates issued hereunder.

          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one ten-thousandth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Preferred Shares at such adjusted Purchase Price.

          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer (with prompt notice of such election to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Company's Board of Directors shall, in its sole discretion, determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

          (n) In the event that the Company shall, at any time after the date of this Agreement and prior to the Distribution Date, (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or consolidate the outstanding Common Stock into a smaller number of shares or (iv) effect a reclassification of its outstanding Common Stock, the number of Rights associated with each share of Common Stock shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock immediately following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following such event. The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a wholly-owned Subsidiary of the Company in a transaction which does not violate Section 11(o) hereof), (ii) merge with or into any other Person (other than a wholly-owned Subsidiary of the Company in a transaction which does not violate Section 11(o) hereof), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale or transfer there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect or other actions taken, which would materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this Section 11(n).

          (o) The Company covenants and agrees that, after a Stock Acquisition Date it will not, except as permitted by Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or eliminate the benefits intended to be afforded by the Rights.

          Section 12. Certification of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts and computations accounting for such adjustment and (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate. The Rights Agent shall be fully protected in relying on any such certificate and on the adjustment therein contained, and shall have no duty with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

          Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. (a) In the event (a "Section 13 Event") that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any Person or Persons, (y) the Company shall consolidate with, or merge with and into, any Person or Persons, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and holders of such securities not having changed as a result of such merger or consolidation), or
(z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate Section 11(o) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 11(a)(iii) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement and in lieu of the Preferred Shares, Common Stock and other securities or assets of the Company, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current Purchase Price by the number of one ten-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 13 Event (without taking into account any amendment previously made pursuant to Section 11(a)(ii)) and (B) dividing that product by 50% of the current market price per share of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof (applying the provisions thereof with respect to Preferred Shares of the Company to the Common Stock of such Principal Party)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be possible, in relation to the shares of its Common Stock thereafter deliverable upon the exercise of the Rights.

          (b) "Principal Party" shall mean:

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a): (A) the Person that is the issuer of any securities into which Common Stock of the Company is converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Stock that has the greatest aggregate market value or (B) if no securities are so issued, the Person that is the other party to such merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest aggregate market value (including, if applicable, the Company if it is the surviving corporation); and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons which is the issuer of Common Stock having the greatest aggregate market value;

provided, however, that in any of the cases described in Section 13(b)(i) or
(b)(ii) above, (1) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding twelve month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person;
(2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the shares of Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

          (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of the Principal Party upon exercise of the outstanding Rights have been waived and that such transaction shall not result in a default by the Principal Party under this Agreement, and further providing that, not later than the effective time of such Section 13 Event, the Principal Party at its own expense shall:

               (i) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon the exercise of the Rights on an appropriate form, and cause such registration statement to become effective as soon as practicable after such filing and prior to the effective time of such Section 13 Event, and to remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date;

               (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

               (iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act; and

               (iv) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirement for quotation on NASDAQ.

          The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a
Section 13 Event shall occur at any time after the occurrence of a Stock Acquisition Date, the Rights which have not theretofore been exercised pursuant to Section 11(a)(ii) shall thereafter become exercisable in the manner described in Section 13(a).

          (d) Notwithstanding anything in this Agreement to the contrary, this
Section 13 shall not be applicable to a transaction described in subparagraphs
(x) and (y) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired Common Stock pursuant to an Approved Offer (or an Affiliate of any such Person or Persons) as promptly as reasonably practical (and in any event within one year) following consummation of such Approved Offer; (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock whose shares were purchased pursuant to such Approved Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Approved Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

          (e) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has provision in any of its authorized securities or in its Certificate of Incorporation or By-Laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then current market price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

          Section 14. Fractional Rights and Fractional Shares. (a) The
Company shall not be required to issue fractions of Rights (except, prior to the Distribution Date, as provided in Section 11 hereof) or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights, as selected by the Board of Directors of the Company. If on any such date the Rights are not quoted by any such organization and no professional market maker is making such a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

          (b) Following the occurrence of the Stock Acquisition Date or a
Section 13 Event, the Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one ten-thousandth) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one ten-thousandth). Fractions of Preferred Shares in integral multiples of one ten-thousandth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one ten-thousandth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of one Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

          (c) The holder of a Right by the acceptance thereof expressly waives any right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

          Section 15. Rights of Action. All rights of action in respect of this Agreement, other than the rights of action vested in the Rights Agent under this Agreement, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, any holder of the Common Stock), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

          Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

          (a) prior to the Distribution Date, the Rights will be transferable only simultaneously and together with the transfer of Common Stock;

          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

          (c) subject to Section 6, Section 7(e) and Section 11(a) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

          (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use its best efforts to have any such injunction, order, decree, judgment or ruling lifted, dissolved or otherwise overturned as soon as possible.

          Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 of this Agreement), or to receive dividends or other distributions or to exercise any preemptive or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

          Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, execution, administration and amendment of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, settlement, penalty, claim, demand, cost or expense, incurred without gross negligence, bad faith or willful misconduct (as each is finally determined by a court of competent jurisdiction) on the part of the Rights Agent, for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation or removal of the Rights Agent.

          The Rights Agent shall be authorized to rely on, shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the acceptance and administration of this Agreement in reliance upon any Right Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

          Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of
Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificate so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificate shall have the full force provided in the Right Certificate and in this Agreement.

          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

          Section 20. Duties of Rights Agent. The Rights Agent undertakes only the duties and obligations expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, upon the following terms and conditions, as to all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion.

          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or any Affiliate or Associate thereof) be proved or established by the Company prior to taking or, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct, as each is finally determined by a court of competent jurisdiction. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent.

          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof), or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e) The Rights Agent shall not have any liability for, nor be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be liable or responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be liable or responsible for any change in the exercisability of the Rights (including Rights becoming null and void pursuant to Section 11(a)(iii) hereof); nor shall it be liable or responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

          (f) The Company agrees that it will inform the Rights Agent promptly upon the Company's determination that a Person has become an Acquiring Person and the Rights Agent will not be responsible for determining the status of a Person as an Acquiring Person prior to such notification except as such status may be indicated in the assignment or election to purchase of a Right Certificate. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, the Assistant Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such advice or instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it in good faith in accordance with the advice or instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken, suffered or omitted by it in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking, suffering or omitting any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

          (h) The Rights Agent and any stockholder, director, Affiliate, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company, any holders of Rights or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or willful misconduct, as each is finally determined by a court of competent jurisdiction, in the selection and continued employment thereof.

          (j) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to any item therein, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate thereof), a Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

          Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of any state thereof, in good standing, having its principal office in the United States of America, which is authorized under applicable laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of the Person described in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall, upon payment of its charges, deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be. Notwithstanding the foregoing provision, in the event of resignation, removal or incapacity of the Rights Agent, the Company shall have the authority to act as the Rights Agent until a successor Rights Agent shall have assumed the duties of the Rights Agent hereunder.

          Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date (other than upon exercise or exchange of a Right) and prior to the Expiration Date, the Company, subject to Section 11(a)(iii) hereof, (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company to the extent that the terms of such securities do not otherwise adequately adjust for the issuance of Rights, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors, issue Right Certificates representing the appropriate number of Rights in connection with the such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any Right Certificate if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

          Section 23. Redemption. (a) The Company may, by resolution of its Board of Directors, at its option, at any time prior to the earlier of (x) the Stock Acquisition Date and (y) the Close of Business on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any Common Stock split, Common Stock dividend or similar transaction occurring after the date of this Rights Agreement (such redemption price being hereinafter referred to as the "Redemption Price"). The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "current market price", as defined in Section 11(d)(i) hereof, of the Common Stock at the time of such Board resolution) or any other form of consideration deemed appropriate by the Board of Directors.

          (b) Immediately upon the adoption of an effective resolution of the Board of Directors of the Company to redeem the Rights in compliance with
Section 23(a) (or upon the subsequent satisfaction of all conditions to such redemption established by such resolution), evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten Business Days after the action of the Board of Directors ordering the redemption of the Rights (or such subsequent satisfaction of all such conditions), the Company shall give notice of such redemption to the Rights Agent and the holders of the then-outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase any Rights at any time in any manner other than that specifically set forth in this Section 23, and other than in connection with the repurchase of Common Stock of the Company prior to the Distribution Date.

          (c) In the event that the Board of Directors adopts an effective resolution to redeem the Rights in compliance with Section 23(a), the Company may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights in accordance with this Agreement and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Rights and Right Certificates shall be null and void without any further action by the Company.

          Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after the Stock Acquisition Date, exchange all or part of the then-outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 11(a)(iii) hereof) for Common Stock (or Common Stock equivalents) at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of this Rights Agreement (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the (i) Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any of its wholly owned Subsidiaries or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned Subsidiaries for or pursuant to the terms of any such plan or (ii) William C. Morris or any Affiliate or Associate of William C. Morris, or any Person who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock upon the death of William C. Morris by will or the laws of descent and distribution), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding.

          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to and in compliance with subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights, which excludes Rights that have become void pursuant to the provisions of Section 11(a)(iii) hereof, shall be to receive that number of shares of Common Stock, or Common Stock Equivalents, equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly file notice of such Board action with the Rights Agent and give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

          (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit an exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

          (d) The Company shall not be required, pursuant to this Section 24, to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates, with regard to which such fractional shares of Common Stock would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same current market value as the Common Stock on such date.

          Section 25. Notice of Certain Events. In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution described to the holders of its Preferred Shares (other than a regular periodic cash dividend), or (b) to offer to the holders of its Preferred Shares rights, options or warrants to subscribe for or to purchase any additional Preferred Shares or securities convertible into Preferred Shares, or
(c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares) or any other event described in Section 11(a)(i) hereof, or (d) to effect any merger, consolidation or other combination into or with any Person (other than a Subsidiary of the Company in a transaction that does not violate Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(o) hereof), or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible and file a certificate with the Rights Agent to that effect, which shall specify the record date for the purposes of such stock dividend, distribution of rights or Rights, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Common Stock and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a), (b) or (e) above at least twenty days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least twenty days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock and/or Preferred Shares, whichever shall be earlier.

          The Company shall, on the Stock Acquisition Date, or as soon as practicable thereafter, give each holder of a Right, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of such event to holders of Rights under Sections 11(a)(ii), (iii) and (iv) hereof.

          The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

          Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Carbo Ceramics Inc.
                  6565 MacArthur Boulevard
                  Suite 1050
                  Irving, Texas  75038-2461
                  Attention:  Secretary

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Mellon Investor Services LLC
                  2323 Bryan Street, Suite 2300
                  Dallas, Texas 75201
                  Attention:  Relationship Manager

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, if prior to the Distribution Date, to the holder of any certificate for shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

          Section 27. Supplements and Amendments. The Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Agreement without the approval of any holders of Rights in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein (provided that any amendment made pursuant to clause (i) or (ii) hereof after a Stock Acquisition Date shall not materially adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or any Affiliate or Associate thereof)), (iii) prior to a Stock Acquisition Date, to effect any other change or modification which the Company may deem necessary or desirable or (iv) after a Stock Acquisition Date, to make any other provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or any Affiliate or Associate thereof). Notwithstanding anything contained in this Agreement to the contrary, this Agreement may not be amended or supplemented (x) to reinstate a right of redemption if the Rights are not then redeemable or (y) to decrease the Redemption Price. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment has been approved by the Company's Board of Directors and is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment; provided, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment that changes or increases its rights, duties, obligations or immunities under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed to coincide with the interests of holders of shares of Common Stock (other than an Acquiring Person or any Affiliate or Associate thereof).

          Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, of the Common Stock of the Company).

          Section 30. Severability. If any term, provision, covenant or restriction of this Agreement or the Rights is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of this Agreement and the Rights shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board of Directors.

          Section 31. Determinations and Actions by the Board of Directors, etc. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not to redeem the Rights pursuant to Section 23 hereof or to supplement or amend the Agreement and whether any proposed supplement or amendment adversely affects the interests of the holders of Right Certificates and comports with the requirements of Section 27 hereof or to find or to announce publicly that any Person has become an Acquiring Person). For all purposes of this Agreement, any calculation of the number of shares of Common Stock or other securities outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. All such actions, calculations, interpretations and determinations (including for purpose of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors of the Company in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and
(y) not subject the Board of Directors of the Company or any director to any liability to the holders of the Rights.

          Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

          Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 34. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date and the year first above written.


Attest:                                 CARBO CERAMICS INC.


By: /s/ Paul G. Vitek                   By: /s/ Mark Pearson
    -------------------------------         ------------------------------
Title: Assistant                        Title: President and Chief
       Secretary                               Executive Officer

                                        MELLON INVESTOR SERVICES LLC

                                        By: /s/ Deodatt Lakeram
                                            ------------------------------
                                        Title: Assistant Vice President,
                                               Relationship Manager

                                                                       EXHIBIT A
                                                                       ---------
                                      FORM

                                       of

                           CERTIFICATE OF DESIGNATIONS

                                       of

                            SERIES A PREFERRED STOCK

                                       of

                               CARBO CERAMICS INC.

        (Pursuant to Section 151 of the Delaware General Corporation Law)

                            -------------------------

          Carbo Ceramics Inc., a corporation organized and existing under the Delaware General Corporation Law (hereinafter called the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law by at a duly convened meeting of the Board of Directors dated February 13, 2002:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.01 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

          Series A Preferred Stock:

          Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Preferred Stock" (the "Preferred Stock") and the number of shares constituting the Preferred Stock shall be 2,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Preferred Stock. The Corporation's stated capital with respect to each issued and outstanding share of Preferred Stock shall be $.01.

          Section 2. Dividends and Distributions.

          (A) The holders of shares of Preferred Stock, in preference to the holders of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.01 or
     (b) subject to the provision for adjustment hereinafter set forth, ten thousand times the aggregate per share amount of all cash dividends, and ten thousand times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or split or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 50 days prior to the date fixed for the payment thereof.

          Section 3. Voting Rights. The holders of shares of Preferred Stock shall have the following voting rights:

          (A) Each share of Preferred Stock shall entitle the holder thereof to ten thousand votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or split or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then in each such case the number of votes to which holders of shares of Preferred Stock were entitled to immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein, in the Certificate of Incorporation, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) Except as set forth herein, or as otherwise provided by the Certificate of Incorporation or by law, holders of Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 4. Certain Restrictions.

          (A) Subject to the provisions of the Certificate of Incorporation, whenever quarterly dividends or other dividends or distributions payable on the Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except dividends paid ratably on the Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends and upon dissolution, liquidation or winding up) to the Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Preferred Stock, or any shares of stock ranking on a parity with the Preferred Stock, except in accordance with the terms of the Certificate of Incorporation and with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
     Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          Section 5. Reacquired Shares. Any shares of Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Preferred Stock unless, prior thereto, the holders of shares of Preferred Stock shall have received $2,000,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Preferred Stock, except distributions made ratably on the Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or split or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or split or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange of change of shares of Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 8. Ranking. The Preferred Stock shall rank on a parity as to dividends and upon liquidation, dissolution or winding up with all other Preferred Stock issued by the Corporation.

          Section 9. No Redemption. The shares of Preferred Stock shall not be redeemable.

          Section 10. Fractional Shares. The Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of shares of Preferred Stock.

          IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its President and attested by its Secretary as of the 13th day of February, 2002.

                                                   -----------------------------
                                                              President
Attest:


--------------------
Secretary

                                                                       EXHIBIT B
                                                                       ---------
                            Form of Right Certificate

Certificate No. R-                                         ______________ Rights

                  NOT EXERCISABLE AFTER FEBRUARY 13, 2012 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate

                               CARBO CERAMICS INC.

          This certifies that, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 13, 2002 (the "Rights Agreement") between Carbo Ceramics Inc., a Delaware corporation (the "Company"), and Mellon Investor Services LLC, a New Jersey limited liability company, as rights agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on the Expiration Date (as such terms are defined in the Rights Agreement) at the office of the Rights Agent designated for such purpose, or of its successors as Rights Agent, one ten-thousandth of a fully-paid, nonassessable share of Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Company, at a purchase price of $200 per one ten-thousandth of a share of Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the appropriate Form of Election to Purchase Shares duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, have been determined as of February 13, 2002.

          As provided in the Rights Agreement, the Purchase Price and the number of one ten-thousandths of a share of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events, and in certain circumstances may be exercised to purchase securities of issuers other than the Company.

          This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above mentioned office of the Rights Agent and are available free of charge upon written request from the Company at:

          Carbo Ceramics Inc.
          6565 MacArthur Boulevard
          Suite 1050
          Irving, Texas  75038-2461
          Attention:  Secretary

          This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one ten-thousandths of a share of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (and the Rights Agreement itself) may be amended by action of the Company's Board of Directors.

          No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one ten-thousandth, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

          No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

          This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company
and its corporate seal. Dated as of                           .
                                   -----------------,  -----

ATTEST:                                                      CARBO CERAMICS INC.


By:                                             By:
   ---------------------                           ---------------------
Title:                                          Title:

Countersigned:
MELLON INVESTOR SERVICES LLC, as Rights Agent

By:
   ---------------------
   Authorized Signature

                   (Form of Reverse Side of Right Certificate)

                               FORM OF ASSIGNMENT

                (To be executed by the registered holder if such holder desires to transfer the Right Certificate)

          FOR VALUE RECEIVED                         hereby sells, assigns and
                            -----------------------
transfers unto
               ----------------------------------------------------------
                        (Please print name and address of transferee)
this Right Certificate, together with all right, title and interest therein, and
does hereby irrevocably constitute and appoint                         Attorney,
                                               -----------------------
to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:
       ----------------, ----       ------------------------------
                                    Signature


Signature Guaranteed:

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
       ----------------, ----       ------------------------------
                                    Signature


Signature Guaranteed:
                                     NOTICE

          The signature of the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                       FORM OF ELECTION TO PURCHASE SHARES

                        (To be executed if holder desires
                       to exercise the Right Certificate)

To Carbo Ceramics Inc.:

          The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the
 ------------------
                   Preferred Stock (or such other securities of the Company or any other person) and requests that certificates for such Preferred Stock be issued in the name of:

Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:


Please insert social security or other identifying number

--------------------------------------------------------------------------------
                         (Please print name and address)

Dated:
       ----------------, ----       ------------------------------
                                    Signature


Signature Guaranteed:

                                   Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
       ----------------, ----       ------------------------------
                                    Signature


Signature Guaranteed:

                                     NOTICE

          The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C
                                                                       ---------
                               CARBO CERAMICS INC.

                  SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

          On February 13, 2002 (the "Declaration Date"), the Board of Directors of Carbo Ceramics Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock of the Company (the "Common Stock"). The dividend is payable on February 25, 2002 to the stockholders of record as of the Close of Business on such date (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one ten-thousandth of a share of the Company's Series A Preferred Stock, par value $0.01 per share (the "Preferred Shares") at a price of $200 per one ten-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Mellon Investor Services LLC (the "Rights Agent").

          Until the Close of Business on the earliest of (i) the tenth business day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after a public announcement that (A) a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Company (other than pursuant to a tender offer for all outstanding shares of Common Stock at the price and on terms approved by the Board of Directors) subsequent to February 13, 2002 or (B) a person or group of affiliated or associated persons who, on February 13, 2002, was the beneficial owner of 15% or more of the outstanding shares of Common Stock, has acquired more than an additional 1% of the outstanding shares of Common Stock (each, an "Acquiring Person", provided that such term shall not include (x) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any of its wholly owned subsidiaries or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned subsidiaries for or pursuant to the terms of any such plan or (y) William C. Morris or certain of his affiliates and transferees); (ii) the tenth business day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intent of any person (other than (x) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any of its wholly owned subsidiaries or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned subsidiaries for or pursuant to the terms of any such plan or (y) William C. Morris or certain of his affiliates and transferees) to commence (which intention to commence remains in effect for five business days after such announcement) a tender or an exchange offer the consummation of which would result in any Person acquiring (when added to any shares as to which such person is the beneficial owner immediately prior to such commencement) beneficial ownership of 15% or more of the issued and outstanding shares of Common Stock; and (iii) the tenth business day (or such later day as may be determined by action of the Board of Directors of the Company prior to such time as any person becomes an Acquiring Person) after the filing by any Person (other than (x) the Company, any wholly owned Subsidiary of the Company, any employee benefit plan of the Company or any of its wholly owned subsidiaries or any entity holding Common Stock which was organized, appointed or established by the Company or any of its wholly owned subsidiaries for or pursuant to the terms of any such plan or (y) William C. Morris or certain of his affiliates and transferees) of a registration statement under the Securities Act of 1933, as amended, with respect to a contemplated exchange offer to acquire (when added to any shares as to which such person is the beneficial owner immediately prior to such filing) beneficial ownership of 15% or more of the issued and outstanding shares of Common Stock (the earliest of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate and this Summary.

          The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. New Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date, the surrender for transfer of any of the Common Stock certificates outstanding as of the date of the Rights Agreement will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate and the number of Rights associated with each share of Common Stock shall be proportionately adjusted in the event of any dividend in Common Stock on the Common Stock or subdivision, combination or reclassification of the Common Stock (except as otherwise provided in the Rights Agreement). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the Close of Business on the Distribution Date and such separate certificates alone will evidence the Rights.

          The Rights are not exercisable until the Distribution Date. The Rights will expire on February 13, 2012, unless earlier redeemed or exchanged by the Company as described below.

          The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Shares or the Common Stock, (ii) upon the grant to holders of Preferred Shares of certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares or
(iii) upon the distribution to holders of Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

          In the event that any person becomes an Acquiring Person, the Rights Agreement provides that proper provision would be made so that each holder of a Right, other than the Acquiring Person and certain of its transferees (whose Rights would thereafter be null and void), would thereafter have the right to receive upon exercise of a Right, that number of shares of the Common Stock having a market value of two times the Purchase Price. In the event of certain mergers, consolidations or transfers of assets or earnings power involving the Company after the public announcement that an Acquiring Person has become such, each Right, other than Rights held by the Acquiring Person and certain of its transferees (whose Rights would thereafter be null and void), will be converted into the right to purchase, for the Purchase Price, common stock of the surviving corporation (which may be the Company) with a market value of two times the Purchase Price.

          At any time after the public announcement that an Acquiring Person has become such and prior to the time that any person or group becomes the beneficial ownership of 50% or more of the outstanding Common Stock, the Board of Directors may exchange the Rights (other than Rights held by any Acquiring Person or its transferees, which would thereafter be null and void) for Common Stock at a ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof.

          Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $.01 but will be entitled to an aggregate dividend of 10,000 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $2,000,000 per share but will be entitled to an aggregate payment of 10,000 times the payment made per share of Common Stock. Each Preferred Share will have 10,000 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 10,000 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

          Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of the one ten-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares (other than fractions that are integral multiples of one ten-thousandth) will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading date prior to the date of exercise.

          At any time prior to the public announcement that an Acquiring
Person has become such, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, no right to vote or to receive dividends.

          At any time prior to the public announcement that an Acquiring Person has become such, the Company may amend the Rights Agreement and the terms of the Rights in any manner deemed necessary or desirable. Thereafter, the Rights Agreement and the terms of the Rights may be amended by the Company under certain circumstances, but not in any manner that adversely affects the interests of the holders of the Rights (other than an Acquiring Person).

          A copy of the Rights Agreement is being filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement will be available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference